Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

ROCKWELL COLLINS, INC.

EFFECTIVE NOVEMBER, 26 2018

ARTICLE I

OFFICES

SECTION 1.01 REGISTERED OFFICE — The registered office of Rockwell Collins, Inc. (the “Corporation”) and the registered agent of the Corporation in charge thereof shall be determined by resolution of the Board of Directors of the Corporation.

SECTION 1.02 OTHER OFFICES — The Corporation may have other offices or branches, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time select or the business of the Corporation may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

SECTION 2.01 ANNUAL MEETINGS — Annual meetings of shareholders for the election of directors, and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting. At each annual meeting, the shareholders entitled to vote shall elect a Board of Directors and they may transact such other corporate business as shall be stated in the notice of the meeting.

SECTION 2.02 SPECIAL MEETINGS — Special meetings of the shareholders for any purpose or purposes may be called by the Chief Executive Officer, President & Chief Operating Officer, Secretary, or by resolution of the Board of Directors.

SECTION 2.03 VOTING — Each shareholder entitled to vote in accordance with the terms of the Certificate of Incorporation of the Corporation and these bylaws may vote in person or by proxy, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.

A complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is entitled to be present.

SECTION 2.04 QUORUM — Except as otherwise required by law, by the Certificate of Incorporation of the Corporation or by these bylaws, the presence, in person or by proxy, of shareholders holding shares constituting a majority of the voting power of the Corporation shall constitute a quorum at all meetings of the shareholders. In case a quorum shall not be present at any meeting, a majority in interest of the shareholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted that might have been transacted at the meeting as originally noticed; but only those shareholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

SECTION 2.05 NOTICE OF MEETINGS — Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each shareholder entitled to vote thereat, at his or her address as it appears on the records of the Corporation, not less than ten nor more than sixty days before the date of the meeting. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the shareholders entitled to vote thereat.

SECTION 2.06 ACTION WITHOUT MEETING — Unless otherwise provided by the Certificate of Incorporation of the Corporation, any action required or permitted to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

SECTION 2.07 ELECTION OF ADDITIONAL DIRECTORS AND REPLACEMENT OF DIRECTORS — In the event that the Board of Directors increases the number of directors pursuant to Section 3.01, the shareholders may elect such additional directors at a special meeting called pursuant to Section 2.02 or pursuant to a consent under Section 2.06 hereof. In the event that a director resigns or is removed from the Board of Directors, or the office of any director otherwise becomes vacant, the shareholders may replace such director at a special meeting called pursuant to Section 2.02 or pursuant to a consent under Section 2.06 hereof.

ARTICLE III

DIRECTORS

SECTION 3.01 NUMBER AND TERM — The business and affairs of the Corporation shall be managed under the direction of a Board of Directors which shall consist of one or more members. The exact number of directors shall initially be three and may thereafter be fixed from time to time by the Board of Directors. Directors shall be elected at the annual meeting of shareholders and each director shall be elected to serve until his or her successor shall be elected and shall qualify. A director need not be a shareholder.

SECTION 3.02 RESIGNATIONS — Any director may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by a Chief Executive Officer, President & Chief Operating Officer or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

SECTION 3.03 VACANCIES — If the office of any director becomes vacant, the remaining directors in the office, though less than a quorum, by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his or her successor shall be duly chosen. If the office of any director becomes vacant and there are no remaining directors, the shareholders, by the affirmative vote of the holders of shares constituting a majority of the voting power of the Corporation, at a special meeting called for such purpose, may appoint any qualified person to fill such vacancy.

SECTION 3.04 REMOVAL — Except as hereinafter provided, any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of the voting power entitled to vote for the election of directors, at an annual meeting or a special meeting called for the purpose, and the vacancy thus created may be filled, at such meeting, by the affirmative vote of holders of shares constituting a majority of the voting power of the Corporation.

SECTION 3.05 COMMITTEES — The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more directors of the Corporation.

Any such committee, to the extent provided in the resolution of the Board of Directors, or in these bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

SECTION 3.06 MEETINGS — The newly elected directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the shareholders; or the time and place of such meeting may be fixed by consent of all the directors.

Regular meetings of the Board of Directors may be held without notice at such places and times as shall be determined from time to time by resolution of the Board of Directors.

Special meetings of the Board of Directors may be called by the Chief Executive Officer, President & Chief Operating Officer or Secretary on the written request of any director, on at least one day’s notice to each director (except that notice to any director may be waived in writing by such director) and shall be held at such place or places as may be determined by the Board of Directors, or as shall be stated in the call of the meeting.

Unless otherwise restricted by the Certificate of Incorporation of the Corporation or these bylaws, members of the Board of Directors may participate in any meeting of the Board of Directors or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

SECTION 3.07 QUORUM — A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the Certificate of Incorporation of the Corporation or these bylaws shall require the vote of a greater number.

SECTION 3.08 COMPENSATION — Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the Board of Directors a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise and receiving compensation therefor.

SECTION 3.09 ACTION WITHOUT MEETING — Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.

ARTICLE IV

OFFICERS

SECTION 4.01 OFFICERS — The officers of the Corporation shall be appointed by the Board of Directors and shall include a Chief Executive Officer and/or a President & Chief Operating Officer, a Secretary and a Treasurer. The Board of Directors may elect or appoint such other officers and agents as it deems necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board. Any number of offices may be held by the same person. Any office may be held by more than one person.

SECTION 4.02 CHIEF EXECUTIVE OFFICER — The Chief Executive Officer shall have the general powers and duties of supervision and management usually vested in the office of the chief executive officer of a corporation, subject to the Board of Directors, and shall see that all orders and resolutions of the Board of Directors are carried into effect. He or she may appoint and discharge employees and agents and perform such other duties as are incident to his or her office or delegated to him or her by the Board of Directors or which are or may at any time be authorized or required by law.

SECTION 4.03 PRESIDENT & CHIEF OPERATING OFFICER — In the absence or disability of the Chief Executive Officer or in the event of his or her inability or refusal to act or in the event that the Board of Directors has not appointed a Chief Executive Officer, the President & Chief Operating Officer shall act as Chief Executive Officer and shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. He or she may appoint and discharge employees and agents and perform such other duties as are incident to his or her office or delegated to him or her by the Board of Directors or by the Chief Executive Officer or which are or may at any time be authorized or required by law.

SECTION 4.04 VICE PRESIDENT — Vice Presidents, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Board of Directors, Chief Executive Officer or President & Chief Operating Officer.

SECTION 4.05 TREASURER — One or more treasurers shall be the chief financial officer(s) of the Corporation. He or she shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He or she shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, Chief Executive Officer or President & Chief Operating Officer, taking proper vouchers for such disbursements. He or she shall render to the Board of Directors, Chief Executive Officer or President & Chief Operating Officer whenever any of them may request it, an account of all his or her transactions as treasurer and of the financial condition of the Corporation.

SECTION 4.06 SECRETARY — The Secretary or an assistant secretary shall give, or cause to be given, notice of all meetings of shareholders and of the Board of Directors and all other notices required by law or by these bylaws, and in case of his or her absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Board of Directors, Chief Executive Officer or President & Chief Operating Officer, upon whose request the meeting is called as provided in these bylaws. He or she shall record all the proceedings of the meetings of the Board of Directors, any committees thereof and the shareholders of the Corporation in a book or electronic file to be kept for that purpose, and shall perform such other duties as may be assigned to him or her by the Board of Directors, Chief Executive Officer or President & Chief Operating Officer. He or she shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Board of Directors, Chief Executive Officer or President & Chief Operating Officer, and attest to the same.

SECTION 4.07 ASSISTANT TREASURER, ASSISTANT CONTROLLER AND ASSISTANT SECRETARIES — Assistant treasurers, assistant controllers and assistant secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Board of Directors, Chief Executive Officer or President & Chief Operating Officer.

ARTICLE V

MISCELLANEOUS

SECTION 5.01 CERTIFICATES OF STOCK — An electronic or paper ledger of shareholder stock ownership shall be maintained by the Secretary.

SECTION 5.02 TRANSFER OF SHARES — The shares of stock of the Corporation shall be transferable only by the holders thereof or by their duly authorized attorneys or legal representatives. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

SECTION 5.03 SHAREHOLDERS RECORD DATE — In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (A) in the case of determination of shareholders entitled to vote at any meeting of shareholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting; (B) in the case of determination of shareholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (C) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed: (1) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining shareholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board of Directors is required by law, shall be the first day on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (3) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 5.04 DIVIDENDS — Subject to the provisions of the Certificate of Incorporation of the Corporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon stock of the Corporation, as and when they deem appropriate. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the Board of Directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Board of Directors shall deem conducive to the interests of the Corporation.

SECTION 5.05 SEAL — The corporate seal of the Corporation shall be in such form as shall be determined by resolution of the Board of Directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise imprinted upon the subject document or paper.

SECTION 5.06 FISCAL YEAR — The fiscal year of the Corporation shall be the calendar year.

SECTION 5.07 CHECKS — All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, or agent or agents, of the Corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

SECTION 5.08 NOTICE AND WAIVER OF NOTICE — Whenever any notice is required to be given under these bylaws, personal notice is not required unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by electronic transmission or by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his or her address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. Shareholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by law. Whenever any notice is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the Corporation or of these bylaws, a waiver thereof, in writing and signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to such required notice.

ARTICLE VI

AMENDMENTS

These bylaws may be altered, amended or repealed at any annual meeting of the shareholders (or at any special meeting thereof if notice of such proposed alteration, amendment or repeal to be considered is contained in the notice of such special meeting) by the affirmative vote of the holders of shares constituting a majority of the voting power of the Corporation. Except as otherwise provided in the Certificate of Incorporation of the Corporation, the Board of Directors may by majority vote of those present at any meeting at which a quorum is present alter, amend or repeal these bylaws, or enact such other bylaws as in their judgment may be advisable for the regulation and conduct of the affairs of the Corporation.

ARTICLE VII

INDEMNIFICATION

SECTION 7.01 INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND FIDUCIARIES; INSURANCE —

The terms of this Section 7.01 and in the Appendix hereto shall apply in respect of directors and officers of Rockwell Collins, Inc. prior to the effective time of the merger of Riveter Merger Sub Corp. with and into Rockwell Collins, Inc. (“Pre-Merger RCI”):

(A) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, regulatory, arbitral or investigative (other than an action by or in the right of the Corporation), with respect to any actions or omissions occurring prior to the effective time of the merger of Riveter Merger Sub Corp. with and into Pre-Merger RCI, Inc., by reason of the fact that such person was a director or officer of Pre-Merger RCI or any of its majority-owned subsidiaries or was serving at the request of Pre-Merger RCI as a director or officer (except in each of the foregoing situations to the extent any agreement, arrangement or understanding of agency contains provisions that supersede or abrogate indemnification under this Section 7.01) of another corporation or of any partnership, limited liability entity, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Pre-Merger RCI, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of Pre-Merger RCI, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

(B) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor, with respect to any actions or omissions occurring prior to the effective time of the merger of Riveter Merger Sub Corp. with and into Pre-Merger RCI, by reason of the fact that such person was a director or officer of Pre-Merger RCI or any of its majority-owned subsidiaries, or was serving at the request of the Corporation as a director or officer (except in each of the foregoing situations to the extent any agreement, arrangement or understanding of agency contains provisions that supersede or abrogate indemnification under this Section 7.01) of another corporation or of any partnership, limited liability entity, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Pre-Merger RCI, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Pre-Merger RCI and/or the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of Delaware or such other court shall deem proper.

(C) To the extent that a director or officer of Pre-Merger RCI or any of its majority-owned subsidiaries has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (A) and (B), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by or on behalf of such person in connection therewith. If any such person is not wholly successful in any such action, suit or proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters therein, the Corporation shall indemnify such person against all expenses (including attorneys’ fees) actually and reasonably incurred by or on behalf of such person in connection with each claim, issue or matter that is successfully resolved. For purposes of this subsection (C) and without limitation, the termination of any claim, issue or matter by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

(D) Notwithstanding any other provision of this Section 7.01, to the extent any person is a witness in, but not a party to, any action, suit or proceeding, whether civil, criminal, administrative, regulatory, arbitral or investigative, by reason of the fact that such person was a director or officer of Pre-Merger RCI or any of its majority-owned subsidiaries, or was serving at the request of Pre-Merger RCI as a director or officer (except in each of the foregoing situations to the extent any agreement, arrangement or understanding of agency contains provisions that supersede or abrogate indemnification under this Section 7.01) of another corporation or of any partnership, limited liability entity, joint venture, trust, employee benefit plan or other enterprise, such person shall be indemnified against all expenses (including attorneys’ fees) actually and reasonably incurred by or on behalf of such person in connection therewith.

(E) Indemnification under subsections (A) and (B) shall be made only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in subsections (A) and (B). Such determination shall be made (1) if a Change of Control (as hereinafter defined) shall not have occurred, (a) with respect to a person who was a director or officer of Pre-Merger RCI, (i) by the Board of Directors by a majority vote of the Disinterested Directors (as hereinafter defined), even though less than a quorum, or (ii) if there are no Disinterested Directors or, even if there are Disinterested Directors, a majority of such Disinterested Directors so directs, by (x) Independent Counsel (as hereinafter defined) in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (y) the shareholders of the Corporation; or (b) with respect to a person who was not a director or officer of Pre-Merger RCI, by the chief executive officer of the Corporation or by such other officer of the Corporation as shall be designated from time to time by the Board of Directors; or (2) if a Change of Control shall have occurred, by Independent Counsel selected by the claimant in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, unless the claimant shall request that such determination be made by or at the direction of the Board of Directors (in the case of a claimant who was a director or officer of Pre-Merger RCI) or by an officer of the Corporation authorized to make such determination (in the case of a claimant who was not a director or officer of Pre-Merger RCI), in which case it shall be made in accordance with clause (1) of this sentence. Any claimant shall be entitled to be indemnified against the expenses (including attorneys’ fees) actually and reasonably incurred by such claimant in cooperating with the person or entity making the determination of entitlement to indemnification (irrespective of the determination as to the claimant’s entitlement to indemnification) and, to the extent successful, in connection with any litigation or arbitration with respect to such claim or the enforcement thereof.

(F) If a Change of Control shall not have occurred, or if a Change of Control shall have occurred and a director or officer requests pursuant to clause (2) of the second sentence in subsection (E) that the determination as to whether the claimant is entitled to indemnification be made by or at the direction of the Board of Directors (in the case of a claimant who was a director or officer of Pre-Merger RCI) or by an officer of the Corporation authorized to make such determination (in the case of a claimant who was not a director or officer of Pre-Merger RCI), the claimant shall be conclusively presumed to have been determined pursuant to subsection (E) to be entitled to indemnification if (1) in the case of a claimant who was a director or officer of Pre-Merger RCI, (a)(i) within fifteen days after the next regularly scheduled meeting of the Board of Directors following receipt by the Corporation of the request therefor, the Board of Directors shall not have resolved by majority vote of the Disinterested Directors to submit such determination to (x) Independent Counsel for its determination or (y) the shareholders for their determination at the next annual meeting, or any special meeting that may be held earlier, after such receipt, and (ii) within sixty days after receipt by the Corporation of the request therefor (or within ninety days after such receipt if the Board of Directors in good faith determines that additional time is required by it for the determination and, prior to expiration of such sixty-day period, notifies the claimant thereof), the Board of Directors shall not have made the determination by a majority vote of the Disinterested Directors, or (b) after a resolution of the Board of Directors, timely made pursuant to clause (a)(i)(y) above, to submit the determination to the shareholders, the shareholders meeting at which the determination is to be made shall not have been held on or before the date prescribed (or on or before a later date, not to exceed sixty days beyond the original date, to which such meeting may have been postponed or adjourned on good cause by the Board of Directors acting in good faith), or (2) in the case of a claimant who was not a director or officer of Pre-Merger RCI, within sixty days after receipt by the Corporation of the request therefor (or within ninety days after such receipt if an officer of the Corporation authorized to make such determination in good faith determines that additional time is required for the determination and, prior to expiration of such sixty-day period, notifies the claimant thereof), an officer of the Corporation authorized to make such determination shall not have made the determination; provided, however, that this sentence shall not apply if the claimant has misstated or failed to state a material fact in connection with his or her request for indemnification. Such presumed determination that a claimant is entitled to indemnification shall be deemed to have been made (I) at the end of the sixty-day or ninety-day period (as the case may be) referred to in clause (1)(a)(ii) or (2) of the immediately preceding sentence or (II) if the Board of Directors has resolved on a timely basis to submit the determination to the shareholders, on the last date within the period prescribed by law for holding such shareholders meeting (or a postponement or adjournment thereof as permitted above).

(G) Expenses incurred in defending a civil, criminal, administrative, regulatory, arbitral or investigative action, suit or proceeding (including attorneys’ fees and expenses necessary to post a bond pending appeal of any judgment) shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding to a former director or officer of Pre-Merger RCI, promptly after receipt of a request therefor stating in reasonable detail the expenses incurred, and to a person who was not a director or officer of Pre-Merger RCI as authorized by the chief executive officer of the Corporation or such other officer of the Corporation as shall be designated from time to time by the Board of Directors; provided that in each case the Corporation shall have received an undertaking by or on behalf of the former director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Section 7.01.

(H) The Board of Directors shall establish reasonable procedures for the submission of claims for indemnification pursuant to this Section 7.01, determination of the entitlement of any person thereto and review of any such determination. Such procedures shall be set forth in the Appendix to these bylaws and shall be deemed for all purposes to be a part hereof.

(I) For purposes of this Section 7.01,

(1) “Change of Control” means any of the following occurring at any time after the distribution of the shares of capital stock of Pre-Merger RCI to the holders of capital stock of Rockwell International Corporation (the “Distribution”):

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of 20% or more of either (i) the then outstanding shares of common stock of Pre-Merger RCI (the “Outstanding Pre-Merger RCI Common Stock”) or the then outstanding shares of the Corporation (the “Outstanding Corporation Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of Pre-Merger RCI entitled to vote generally in the election of directors (the “Outstanding Pre-Merger RCI Voting

Securities”) or the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that for purposes of this subparagraph (a), the following acquisitions shall not constitute a Change of Control: (w) any acquisition directly from Pre-Merger RCI or the Corporation, (x) any acquisition by Pre-Merger RCI or the Corporation, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Pre-Merger RCI, the Corporation, Rockwell International Corporation or any corporation controlled by the Corporation or Rockwell International Corporation or (z) any acquisition pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 7.01(I)(1); or

(b) Individuals who, as of the date of the Distribution, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to that date whose election, or nomination for election by Pre-Merger RCI’s shareholders or the Corporation’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

(c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Pre-Merger RCI or the Corporation or the acquisition of assets of another entity (a “Corporate Transaction”), in each case, unless, following such Corporate Transaction, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Pre-Merger RCI Common Stock and the Outstanding Pre-Merger RCI Voting Securities, or the Outstanding Corporation Common Stock and the Outstanding Corporation Voting Securities, as applicable, immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns Pre-Merger RCI or the Corporation, as applicable, or all or substantially all of Pre-Merger RCI’s assets or the Corporation’s assets, as applicable, either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Pre-Merger RCI Common Stock and the Outstanding Pre-Merger RCI Voting Securities, or the Outstanding Corporation Common Stock and the Outstanding Corporation Voting Securities, as applicable, and as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of Pre-Merger RCI, of the Corporation, of Rockwell International Corporation or of such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Corporate Transaction and (iii) at least a majority of the members of the Board of Directors of the corporation resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Corporate Transaction; or

(d) Approval by Pre-Merger RCI’s shareholders or the Corporation’s shareholders of a complete liquidation or dissolution of Pre-Merger RCI or the Corporation, as applicable.

The merger of Riveter Merger Sub Corp. with and into Rockwell Collins, Inc. shall constitute a Change of Control.

(2) “Disinterested Director” means a director of the Corporation who is not and was not a party to an action, suit or proceeding in respect of which indemnification is sought by a director or officer.

(3) “Independent Counsel” means a law firm, or a member of a law firm, that (i) is experienced in matters of corporation law; (ii) neither presently is, nor in the past five years has been, retained to represent Pre-Merger RCI or the Corporation, the director or officer claiming indemnification or any other party to the action, suit or proceeding giving rise to a claim for indemnification under this Section 7.01, in any matter material to Pre-Merger RCI or the Corporation, the claimant or any such other party; and (iii) would not, under applicable standards of professional conduct then prevailing, have a conflict of interest in representing the Corporation or such director or officer in an action to determine the Corporation’s or such person’s rights under this Section 7.01.

(J) The indemnification and advancement of expenses herein provided, or granted pursuant hereto, shall not be deemed exclusive of any other rights to which any of those indemnified or eligible for advancement of expenses may be entitled under any agreement, vote of shareholders or Disinterested Directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person. Notwithstanding any amendment, alteration or repeal of this Section 7.01 or any of its provisions, or of any of the procedures established by the Board of Directors pursuant to subsection (H) hereof, any person who was a director or officer of Pre-Merger RCI or any of its majority-owned subsidiaries or was serving at the request of Pre-Merger RCI as a director or officer of another corporation or of any partnership, limited liability entity, joint venture, employee benefit plan or other enterprise shall be entitled to indemnification and advancement of expenses in accordance with the provisions hereof and thereof with respect to any action taken or omitted prior to such amendment, alteration or repeal except to the extent otherwise required by law.

(K) No indemnification shall be payable pursuant to this Section 7.01 with respect to any action against the Corporation commenced by an officer or director unless the Board of Directors shall have authorized the commencement thereof or unless and to the extent that this Section 7.01 or the procedures established pursuant to subsection (H) shall specifically provide for indemnification of expenses relating to the enforcement of rights under this Section 7.01 and such procedures.

APPENDIX

Procedures for Submission and

Determination of Claims for Indemnification

Pursuant to Article VII, Section 7.01 of the Bylaws.

SECTION 1. Purpose. The Procedures for Submission and Determination of Claims for Indemnification Pursuant to Article VII, Section 7.01 of the bylaws (the “Procedures”) are to implement the provisions of Article VII, Section 7.01 of the bylaws of the Corporation (the “Bylaws”) in compliance with the requirement of subsection (H) thereof.

SECTION 2. Definitions. For purposes of these Procedures:

(A) All terms that are defined in Article VII, Section 7.01 of the Bylaws shall have the meanings ascribed to them therein when used in these Procedures unless otherwise defined herein.

(B) “Expenses” include all reasonable attorneys’ fees, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in, a Proceeding; and shall also include such retainers as counsel may reasonably require in advance of undertaking the representation of an Indemnitee in a Proceeding.

(C) “Indemnitee” includes any person who was or is, or is threatened to be made, a witness in or a party to any Proceeding by reason of the fact that such person was a director or officer of Pre-Merger RCI or any of its majority-owned subsidiaries or was serving at the request of Pre-Merger RCI as a director or officer (except in each of the foregoing situations to the extent any agreement, arrangement or understanding of agency contains provisions that supersede or abrogate indemnification under Article VII, Section 7.01 of the Bylaws) of another corporation or of any partnership, limited liability entity, joint venture, trust, employee benefit plan or other enterprise.

(D) “Proceeding” includes any action, suit, arbitration, alternative dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative, regulatory, arbitral or investigative, except one initiated by an Indemnitee unless the Board of Directors shall have authorized the commencement thereof.

SECTION 3. Submission and Determination of Claims.

(A) To obtain indemnification or advancement of Expenses under Article VII, Section 7.01 of the Bylaws, an Indemnitee shall submit to the Secretary of the Corporation a written request therefor, including therein or therewith such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to permit a determination as to whether and what extent the Indemnitee is entitled to indemnification or advancement of Expenses, as the case may be. The Secretary shall, promptly upon receipt of a request for indemnification, advise the Board of Directors (if the Indemnitee was a director or officer of Pre-Merger RCI) or the officer of the Corporation authorized to make the determination as to whether an Indemnitee is entitled to indemnification (if the Indemnitee was not a director or officer of Pre-Merger RCI) thereof in writing if a determination in accordance with Article VII, Section 7.01(E) of the Bylaws is required.

(B) Upon written request by an Indemnitee for indemnification pursuant to Section 3(A) hereof, a determination with respect to the Indemnitee’s entitlement thereto in the specific case, if required by the Bylaws, shall be made in accordance with Article VII, Section 7.01(E) of the Bylaws, and, if it is so determined that the Indemnitee is entitled to indemnification, payment to the Indemnitee shall be made within ten days after such determination. The Indemnitee shall cooperate with the person, persons or entity making such determination, with respect to the Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination.

(C) If entitlement to indemnification is to be made by Independent Counsel pursuant to Article VII, Section 7.01 of the Bylaws, the Independent Counsel shall be selected as provided in this Section 3(C). If a Change of Control shall not have occurred, the Independent Counsel shall be selected by the Board of Directors, and the Corporation shall give written notice to the Indemnitee advising the Indemnitee of the identity of the Independent Counsel so selected. If a Change of Control shall have occurred, the Independent Counsel shall be selected by the Indemnitee (unless the Indemnitee shall request that such selection be made by the Board of Directors, in which event the immediately preceding sentence shall apply), and the Indemnitee shall give written notice to the Corporation advising it of the identity of the Independent Counsel so selected. In either event, the Indemnitee or the Corporation, as the case may be, may, within seven days after such written notice of selection shall have been given, deliver to the Corporation or to the Indemnitee, as the case may be, a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Article VII, Section 7.01 of the Bylaws, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is made, the Independent Counsel so selected may not serve as Independent Counsel unless and until a court has determined that such objection is without merit. If, within twenty days after the next regularly scheduled Board of Directors meeting following submission by the Indemnitee of a written request for indemnification pursuant to Section 3(A) hereof, no Independent Counsel shall have been selected and not objected to, either the Corporation or the Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by the Corporation or the Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom an objection is favorably resolved or the person so appointed shall act as Independent Counsel under Article VII, Section 7.01(E) of the Bylaws. The Corporation shall pay any and all reasonable fees and expenses (including without limitation any advance retainers reasonably required by counsel) of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Article VII, Section 7.01(E) of the Bylaws, and the Corporation shall pay all reasonable fees and expenses (including without limitation any advance retainers reasonably required by counsel) incident to the procedures of Article VII, Section 7.01(E) of the Bylaws and this Section 3(C), regardless of the manner in which Independent Counsel was selected or appointed. Upon the delivery of its opinion pursuant to Article VII, Section 7.01 of the Bylaws or, if earlier, the due commencement of any judicial proceeding or arbitration pursuant to Section 4(A)(3) of these Procedures, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(D) If a Change of Control shall have occurred, in making a determination with respect to entitlement to indemnification under the Bylaws, the person, persons or entity making such determination shall presume that an Indemnitee is entitled to indemnification under the Bylaws if the Indemnitee has submitted a request for indemnification in accordance with Section 3(A) hereof, and the Corporation shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

SECTION 4. Review and Enforcement of Determination.

(A) In the event that (1) advancement of Expenses is not timely made pursuant to Article VI, Section 7.01(G) of the Bylaws, (2) payment of indemnification is not made pursuant to Article VII, Section 7.01(C) or (D) of the Bylaws within ten days after receipt by the Corporation of written request therefor, (3) a determination is made pursuant to Article VII, Section 7.01(E) of the Bylaws that an Indemnitee is not entitled to indemnification under the Bylaws, (4) the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Article VII, Section 7.01(E) of the Bylaws and such determination shall not have been made and delivered in a written opinion within ninety days after receipt by the Corporation of the written request for indemnification, or (5) payment of indemnification is not made within ten days after a determination has been made pursuant to Article VII, Section 7.01(E) of the Bylaws that an Indemnitee is entitled to indemnification or within ten days after such determination is deemed to have been made pursuant to Article VII, Section 7.01(F) of the Bylaws, the Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of the Indemnitee’s entitlement to such indemnification or advancement of Expenses. Alternatively, the Indemnitee, at his or her option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association. The Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within one year following the date on which the Indemnitee first has the right to commence such proceeding pursuant to this Section 4(A). The Corporation shall not oppose the Indemnitee’s right to seek any such adjudication or award in arbitration.

(B) In the event that a determination shall have been made pursuant to Article VII, Section 7.01(E) of the Bylaws that an Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 4 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and the Indemnitee shall not be prejudiced by reason of that adverse determination. If a Change of Control shall have occurred, the Corporation shall have the burden of proving in any judicial proceeding or arbitration commenced pursuant to this Section 4 that the Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

(C) If a determination shall have been made or deemed to have been made pursuant to Article VI, Section 7.01(E) or of the Bylaws that an Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 4, absent (1) a misstatement or omission of a material fact in connection with the Indemnitee’s request for indemnification, or (2) a prohibition of such indemnification under applicable law.

(D) The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 4 that the procedures and presumptions of these Procedures are not valid, binding and enforceable, and shall stipulate in any such judicial proceeding or arbitration that the Corporation is bound by all the provisions of these Procedures.

(E) In the event that an Indemnitee, pursuant to this Section 4, seeks to enforce the Indemnitee’s rights under, or to recover damages for breach of, Article VII, Section 7.01 of the Bylaws or these Procedures in a judicial proceeding or arbitration, the Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all expenses (of the types described in the definition of Expenses in Section 2 of these Procedures) actually and reasonably incurred in such judicial proceeding or arbitration, but only if the Indemnitee prevails therein. If it shall be determined in such judicial proceeding or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the expenses incurred by the Indemnitee in connection with such judicial proceeding or arbitration shall be appropriately prorated.

SECTION 5. Amendments. These Procedures may be amended at any time and from time to time in the same manner as any bylaw of the Corporation in accordance with the Certificate of Incorporation; provided, however, that notwithstanding any amendment, alteration or repeal of these Procedures or any provision hereof, any Indemnitee shall be entitled to utilize these Procedures with respect to any claim for indemnification arising out of any action taken or omitted prior to such amendment, alteration or repeal except to the extent otherwise required by law.

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